Verisign Reports Fourth Quarter and Full Year 2017 Results

RESTON, VA - Feb. 8, 2018 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and internet security, today reported financial results for the fourth quarter and full year 2017.

Fourth Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $296 million for the fourth quarter of 2017, up 3.2 percent from the same quarter in 2016. Verisign reported net income of $103 million and diluted earnings per share (diluted “EPS”) of $0.83 for the fourth quarter of 2017, compared to net income of $106 million and diluted EPS of $0.84 for the same quarter in 2016. The operating margin was 59.7 percent for the fourth quarter of 2017 compared to 59.0 percent for the same quarter in 2016.

Fourth Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $119 million and diluted EPS of $0.96 for the fourth quarter of 2017, compared to net income of $115 million and diluted EPS of $0.92 for the same quarter in 2016. The non-GAAP operating margin was 64.1 percent for the fourth quarter of 2017 compared to 63.9 percent for the same quarter in 2016. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

2017 GAAP Financial Results
For the year ended Dec. 31, 2017, Verisign reported revenue of $1.17 billion, up 2.0 percent from $1.14 billion in 2016. Verisign reported net income of $457 million and diluted EPS of $3.68 in 2017, compared to net income of $441 million and diluted EPS of $3.42 in 2016. The operating margin for 2017 was 60.7 percent compared to 60.1 percent in 2016.

2017 Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $492 million and diluted EPS of $3.96 for 2017, compared to net income of $465 million and diluted EPS of $3.61 for 2016. The non-GAAP operating margin for 2017 was 65.3 percent compared to 64.5 percent for 2016.

Impact of Tax Legislation
The Tax Cuts and Jobs Act (“Tax Act”) was enacted on Dec. 22, 2017. Fourth quarter and full year 2017 GAAP financial results include a net $9 million tax expense increase resulting from the Tax Act. This increase is comprised of a provisional income tax expense of $196 million consisting of one-time U.S. taxes on accumulated foreign earnings triggered by the Tax Act and related foreign withholding taxes, both net of resulting previously unrecognized foreign tax credits, offset by an income tax benefit of $187 million resulting from the revaluation of net deferred tax liabilities from 35 percent to the 21 percent U.S. federal income tax rate in the Tax Act. The provisional income tax expense on accumulated foreign earnings reflects our current best estimate, which may be adjusted over the course of 2018. By early second quarter of 2018, Verisign intends to repatriate approximately $1.1 billion of cash held by foreign subsidiaries, net of withholding taxes, based on current exchange rates.

“2017 was another solid year for Verisign. There was further expansion of the domain name base and revenues; we generated and efficiently returned value to shareholders; and we renewed the .net registry agreement for another six years, until 2023. We protected, grew and managed the business in 2017,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended 2017 with cash, cash equivalents and marketable securities of $2.4 billion, an increase of $617 million from year-end 2016.

•
Cash flow from operations was $199 million for the fourth quarter of 2017 and $703 million for the full year 2017 compared with $205 million for the same quarter in 2016 and $693 million for the full year 2016.

•	Deferred revenues on Dec. 31, 2017, totaled $999 million, an increase of $24 million from year-end 2016.

•
During the fourth quarter, Verisign repurchased 1.3 million shares of its common stock for $145 million. During the full year 2017, Verisign repurchased 6.3 million shares of its common stock for $593 million.

•
Effective Feb. 8, 2018, the Board of directors approved an additional authorization for share repurchases of approximately $586 million of common stock, which brings the total amount to $1.0 billion authorized and available under Verisign’s share repurchase program, which has no expiration.

•
For purposes of calculating diluted EPS, the fourth quarter diluted share count included 25.2 million shares related to subordinated convertible debentures, compared with 20.6 million shares for the same quarter in 2016. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign ended the fourth quarter with 146.4 million .com and .net domain name registrations in the domain name base, a 2.9 percent increase from the end of the fourth quarter of 2016, and a net increase of 0.57 million during the fourth quarter of 2017.

•	In the fourth quarter, Verisign processed 9.0 million new domain name registrations for .com and .net, as compared to 8.8 million for the same quarter in 2016.

•
The final .com and .net renewal rate for the third quarter of 2017 was 74.4 percent compared with 73.0 percent for the same quarter in 2016. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 25 starting from the second quarter of 2017, and 26 percent for other periods presented herein, both of which differ from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on the contingent interest derivative on the subordinated convertible debentures and unrealized gain / loss on hedging agreements and gain on the sale of a business.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year 2017 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (323) 794-2149 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and internet security, enables internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key internet infrastructure and services, including the .com and .net domains and two of the internet’s root servers, as well as performs the root zone maintainer function for the core of the internet’s Domain Name System (DNS). Verisign’s Security Services include Distributed Denial of Service Protection and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the operational and other risks from the introduction of new gTLDs by ICANN and our provision of back-end registry services; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; and the impact of unfavorable tax rules and regulations. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Don Chapman, dchapman@verisign.com, 703-948-4481

©2018 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$465,851	$231,945
Marketable securities	1,948,900	1,565,962
Other current assets	31,402	44,435
Total current assets	2,446,153	1,842,342
Property and equipment, net	263,513	266,125
Goodwill	52,527	52,527
Deferred tax assets	15,392	9,385
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	18,603	19,193
Total long-term assets	495,035	492,230
Total assets	$2,941,188	$2,334,572
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$219,603	$203,920
Deferred revenues	713,309	688,265
Subordinated convertible debentures, including contingent interest derivative	627,616	629,764
Total current liabilities	1,560,528	1,521,949
Long-term deferred revenues	286,097	287,424
Senior notes	1,782,529	1,237,189
Deferred tax liabilities	444,108	371,433
Other long-term tax liabilities	128,197	117,172
Total long-term liabilities	2,640,931	2,013,218
Total liabilities	4,201,459	3,535,167
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 325,218 at December 31, 2017 and 324,118 at December 31, 2016; Outstanding shares: 97,591 at December 31, 2017 and 103,091 at December 31, 2016	325	324
Additional paid-in capital	16,437,135	16,987,488
Accumulated deficit	(17,694,790)	(18,184,954)
Accumulated other comprehensive loss	(2,941)	(3,453)
Total stockholders’ deficit	(1,260,271)	(1,200,595)
Total liabilities and stockholders’ deficit	$2,941,188	$2,334,572

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$295,501	$286,271	$1,165,095	$1,142,167
Costs and expenses:
Cost of revenues	47,680	49,100	193,326	198,242
Sales and marketing	25,488	21,819	81,951	80,250
Research and development	12,773	13,745	52,342	59,100
General and administrative	33,128	32,845	129,754	118,003
Total costs and expenses	119,069	117,509	457,373	455,595
Operating income	176,432	168,762	707,722	686,572
Interest expense	(40,467)	(28,982)	(136,336)	(115,564)
Non-operating income, net	6,082	2,073	27,626	10,165
Income before income taxes	142,047	141,853	599,012	581,173
Income tax expense	(39,210)	(36,301)	(141,764)	(140,528)
Net income	102,837	105,552	457,248	440,645
Realized foreign currency translation adjustments, included in net income	530	—	530	85
Unrealized (loss) gain on investments	(354)	(768)	385	533
Realized loss (gain) on investments, included in net income	37	—	(403)	(78)
Other comprehensive income (loss)	213	(768)	512	540
Comprehensive income	$103,050	$104,784	$457,760	$441,185

Earnings per share:
Basic	$1.05	$1.01	$4.56	$4.12
Diluted	$0.83	$0.84	$3.68	$3.42
Shares used to compute earnings per share
Basic	98,215	104,080	100,325	107,001
Diluted	124,257	125,454	124,180	128,833

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$457,248	$440,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	49,878	58,167
Stock-based compensation	52,907	50,044
Gain on sale of business	(10,421)	—
Payment of contingent interest	(15,232)	(13,385)
Amortization of debt discount and issuance costs	14,678	13,411
Amortization of discount on investments in debt securities	(14,860)	(5,527)
Other, net	826	(662)
Changes in operating assets and liabilities
Prepaid expenses and other assets	13,775	8,109
Accounts payable and accrued liabilities	15,483	40,244
Deferred revenues	25,348	14,347
Net deferred income taxes and other long-term tax liabilities	113,131	87,614
Net cash provided by operating activities	702,761	693,007
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	4,562,161	3,817,899
Purchases of marketable securities	(4,929,834)	(3,691,057)
Purchases of property and equipment	(49,499)	(26,574)
Deposits to acquire intangible assets	—	(143,000)
Other investing activities	12,096	2,333
Net cash used in investing activities	(405,076)	(40,399)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	12,915	13,670
Repurchases of common stock	(621,173)	(662,491)
Proceeds from senior notes, net of issuance costs	543,185	—
Net cash used in financing activities	(65,073)	(648,821)
Effect of exchange rate changes on cash and cash equivalents	1,294	(501)
Net increase in cash and cash equivalents	233,906	3,286
Cash and cash equivalents at beginning of period	231,945	228,659
Cash and cash equivalents at end of period	$465,851	$231,945
Supplemental cash flow disclosures:
Cash paid for interest	$117,234	$115,544
Cash paid for income taxes, net of refunds received	$28,294	$14,303

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2017		2016
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$176,432	$102,837	$168,762	$105,552
Adjustments:
Stock-based compensation	12,864	12,864	14,299	14,299
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		—		9
Non-cash interest expense		3,851		3,440
Contingent interest payable on subordinated convertible debentures		—		(3,859)
Tax adjustment		(480)		(4,192)
Non-GAAP	$189,296	$119,072	$183,061	$115,249

Revenues	$295,501		$286,271
Non-GAAP operating margin	64.1%		63.9%
Diluted shares		124,257		125,454
Diluted EPS, non-GAAP		$0.96		$0.92

	Year Ended December 31,
	2017		2016
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$707,722	$457,248	$686,572	$440,645
Adjustments:
Stock-based compensation	52,907	52,907	50,044	50,044
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures		893		(2,402)
Non-cash interest expense		14,678		13,411
Contingent interest payable on subordinated convertible debentures		(9,445)		(14,265)
Tax adjustment		(24,352)		(22,742)
Non-GAAP	$760,629	$491,929	$736,616	$464,691

Revenues	$1,165,095		$1,142,167
Non-GAAP operating margin	65.3%		64.5%
Diluted shares		124,180		128,833
Diluted EPS, non-GAAP		$3.96		$3.61

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017
Net Income	$102,837	$105,552	$457,248
Interest expense	40,467	28,982	136,336
Income tax expense	39,210	36,301	141,764
Depreciation and amortization	12,213	14,053	49,878
Stock-based compensation	12,864	14,299	52,907
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	—	9	893
Unrealized loss (gain) on hedging agreements	43	(115)	257
Gain on sale of business	—	—	(10,421)
Non-GAAP Adjusted EBITDA	$207,634	$199,081	$828,862

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of revenues	$1,719	$1,886	$7,030	$7,253
Sales and marketing	1,433	1,518	5,688	5,738
Research and development	1,560	1,773	6,113	6,739
General and administrative	8,152	9,122	34,076	30,314
Total stock-based compensation expense	$12,864	$14,299	$52,907	$50,044